Global Humax Capital Management Inc.

Southeast Financial Center

200 South Biscayne Boulevard

Suite 2790 ,

Miami FL33131 U.S.A.

For the attention of Wolfgang Ruecker / Department CLICKDIRECTPAY

22nd June 2015

Dear Mr. Rucker,

LETTER OF INTENT AND HEAD OF TERMS

This letter is to set out the parties mutual understanding of the stage reached in our negotiations, and to evidence our respective intentions with regard to the implementation of the Project and Heads of Terms that have been agreed in connection therewith. This letter is non-exhaustive however the Head of Terms described herein form the key commercial components of the agreement and are intended to be legally binding and to represent the legal commitment entered into by the parties until such time as a formal Contract for Services, and

Service Level Agreement can be completed.

1. PARTIES

a) Akshar Technologies Ltd a company registered at PO BOX 32191 Al Jazeerah, Al Hamra, Ras Al Khiamah, UAE, with commercial registration number A232/04/13/6376.

b) Global Humax Capital Management Inc.

Southeast Financial Center

200 South Biscayne Boulevard

Suite 2790 ,

Miami FL 33131 U.S.A.

Department CLICKDIRECTPAY

2. SCOPE

As per our understanding this would be a Online transaction service web application which is supposed to be developed in Java/J2EE technology. It will provide the complete solution to its customer to make online transaction using more robust and secure environment with connection to payment provider fintech system. There is a need for a portal for Management Information and Reports (see below and diagram for the parts of the portal).

Pls see the attached high level architecture diagram attached - apologies its written by hand as I've not had the chance to put this into visio yet. Lets do a walkthrough of this when you or Jan have some time.

Here are the list of feature for the all the users exists in the system.

From the diagram you will see that architecture is split 3 layers:

Web layer

The web layer is core transaction engine (Transaction integration layer) of the system - which consists of UI Snippets and REST API which will be used to communicate with all parties involved in the system.

The MI layer is used for the portal itself which will consists of the below (this is in the business layer):

1. Authentication Module [Super Admin, Reseller, Merchant, Customer]:

1.1 Login/ logout functions

1.2 Registration: registration option for the merchant on the landing page entry form for relevant data.

1.3 Password Change/Recovery

2. Customer Management Module:

2.1 Change/Manage Username / Password and other profile information for the other customer sitting at the lower level.

2.2 Customer administration : list and option to edit customer master data, activation/ work clearance customer registration, with activation send an email to merchant with access data blocking function of a merchant (for example, termination)

2.3 Registration

3. Account Administration Module: change password change master data master data (),

3.1 Change Master Data [Address, AP, VAT]

3.2 Debit entry data, Mandate text, Approval fixed deposited general business terms and DSHW (opt) data set transfer, status initial "pending" .

4. Application Main Dashboard: This would be main landing page once the authentication process completed successfully.

4.1 Transactions for the day: Will list down all the transaction made for the current date regardless its type and mode.

4.2 Volume of transactions made Today: Will be accumulated number of total transactions.

4.3 Transactions total

4.4 Volume of transactions total

4.5 Follow up chart of transactions: there would be an interactive chart will be drawn to show all the above transactions in a graphical mode.

5. Merchant Cockpit Section:

5.1 Mode of the payment

5.2 Adding/Managing payment services and its type.

5.3 Search/Filter for transactions: The application will be able to provide the list of transaction on the basis of depositor, IBAN,BIC ( sender and/ or recipient) transactions_ID and date.

5.4 Search Filter Results :The result will be shown on a different page with the attributes like transaction_ID, sender account, details ( reference, value) and date .All the transaction will be linked to the notification) are listed on a different page/section as suggested.

Manage Canceled transaction: where we send the dataset of the successful transaction (server - to - server)As suggested the merchant will interact with this application using native API with API created unique API key which will treated as global identification of the merchant, using this key his cancel request will be processed from server to server internally.

5.6 Transactions: list of customers with number of their transactions, list of reseller with number of their transactions, filter: month/year, additional as CSV export for further use at Global Humax accounting system.

5.7 Transaction Details Page: will display all the details regarding the transaction selected by the merchant.

6. Support and Help

7. Mail8

8. Notifications

9. Invoicing (Data set to be confirmed)

10. Encryption for the database

The services layer will consist of

Security layer

Validation layer

Persistence layer

Transformation layer

FinTech system integration layer

Some of the basic recommendations are below:

1. Technology used

1.1 Java/J2EE (WebFramework, ESB)

1.2 WebServer ( Tomcat)

1.3 MySQL DB

2.1 Sizing Assumptions:

2.1 10,000 txn per month to start off with - potentially look to increase this by 30% over the course of the next 12 months from GO LIVE. 2.2 4 merchants to be supported with ease

2.3 20 concurrent merchant users

2.4 5 internal users

2.5 Horizontal or Vertical scaleability

2.6 Hard Requirements (x2 -if resilience is required)

2.6.1 - 6/8 Core processor

2.6. 2 - 32 GB Ram

2.6.3 - 1TB Hard Drive Storage

2.7 Currently we are only looking to integrate XS2a.Pay Fintech API only

2.8 - PCI is not part of this scope - for PCI lets discuss on a call as the costing and the T&E required needs business decision.

3. EXCLUSIONS

The following items are specifically excluded from the scope of the Project and/or agreed terms:

(a) PCI Compliance

(b) Hosting Services - formal quotation to be submitted by ATL.

4. COMMERCIAL TERMS

The following commercial terms shall apply:

(a)A one off fee of USD30,000 in respect of system development shall be charged by Akshar Technologies.

The set up fee shall be payable as per below:

(i) 20% following signature of this Letter of Intent and Head of Terms

(ii) Remaining 80% of the invoice shall be payable in parts equivalent to

(b) An annual support and maintenance pack license should work as:

(i) The first 3 months after Go LIVE - Akshar Technologies will support for Free of Charge

(ii)There after Global Humax can either request support on issue by issue basis - which will be chargeable at $75USD per hour.

(iii)Or have the option to take annual support at $5,000 USD. With fix available on SLA basis.

(c) The director of Akshar Technologies (Mr. Akshay Jitendra Patel) will be provided with shares with value of $14,000 USD as part of the payment of the system development.

5. Time Frames

The timeframes of delivery of the project are as follows:

Development Timeframe - at high level I would say Akshar Technologies will need 3 weeks to design and 8 weeks to build and test. So rough estimate is about 3 months. Akshar Technologies will need 1 weeks after signature of this LOI for the project to commence.

Name: Wolfgang Ruecker	Name:
Position: CEO	Position:
Company: GH Capital Mgt. Inc.	Company:

Signature:	Signature:
Date:	Date: